EXHIBIT 5.1









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                  [LETTERHEAD OF THACHER PROFFITT & WOOD LLP]







                                                June 10, 2004




To Each of the Parties Listed
on SCHEDULE A Attached Hereto

                  Opinion:  Indenture
                  The National Collegiate Student Loan Trust 2004-1
                  -------------------------------------------------


Ladies and Gentlemen:

         We have acted as counsel to The National Collegiate Student Loan Trust 2004-1, a Delaware statutory trust (the "Trust"), The National Collegiate Funding LLC (the "Depositor"), The First Marblehead Corporation ("FMC") and First Marblehead Data Services, Inc. ("FMDS") as to certain matters in connection with (i) the Student Loan Purchase Agreements listed on Schedule D (each, a "Student Loan Purchase Agreement"), each among a bank listed on Schedule B (each, a "Bank") as originator pursuant to the student loan programs listed on Schedule C and seller of student loans (each, a "Student Loan") and FMC, and the Pool Supplements thereto listed on Schedule E (each, a "Pool Supplement"), each among a Bank, FMC, the Trust and the Depositor, (ii) the Deposit and Sale Agreement, dated as of June 10, 2004 (the "Deposit and Sale Agreement"), between the Depositor and the Trust, (iii) the Indenture, dated as of June 1, 2004 (the "Indenture"), between the Trust and U.S. Bank National Association (the "Indenture Trustee"), and the Student Loan Asset Backed Notes Series 2004-1 (the "Notes") issued pursuant thereto, (iv) each of the Guaranty Agreements listed on Schedule F (each, a "Guaranty Agreement"), each between The Education Resources Institute, Inc. ("TERI") and a Bank, (v) each of the Deposit and Security Agreements, Security Agreements and Control Agreements listed on Schedule G (each, a "Deposit Agreement"), (vi) the Deposit and Security Agreement, dated as of June 10, 2004 (the "Security Agreement"), among TERI, the Trust and FMDS, (vii) each of the Custodial Agreements listed on Schedule H (each, a "Custodial Agreement"), each among the Trust, the Indenture Trustee and, respectively, the Pennsylvania Higher Education Assistance Agency ("PHEAA"), Great Lakes Educational Loan Services, Inc. and Nelnet Loan Services, Inc. (each, a "Custodian"), (viii) each Servicing Agreement listed on Schedule I (each, a "Servicing Agreement"), each between a Custodian and FMC, (ix) each Servicer Consent Letter listed on Schedule J (each a "Servicer Consent Letter"), each among a


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The National Collegiate Student Loan Trust 2004-1                        Page 2.
June 10, 2004


Custodian, FMC and the Trust, (x) the Interim Trust Agreement, dated as of May 13, 2004, between Wachovia Trust Company, National Association (the "Owner Trustee") and the Depositor, as amended and restated by the Trust Agreement, dated as of June 10, 2004 (as amended and restated, the "Trust Agreement"), among the Owner Trustee, the Depositor and TERI, and the owner trust certificates issued pursuant thereto (the "Owner Trust Certificates"), (xi) the Administration Agreement, dated as of June 10, 2004 (the "Administration Agreement"), between the Trust and FMDS, (xii) the Underwriting Agreement, dated as of June 7, 2004 (the "Underwriting Agreement"), among the Trust, UBS Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and The First Marblehead Corporation (collectively, the "Underwriters"), (xiii) the Acknowledgment of Guaranty Agreements, dated as of June 10, 2004 (the "Acknowledgment"), by TERI, (xiv) the Structuring Advisory Agreement, dated as of June 10, 2004 (the "Structuring Agreement"), between the Trust and FMC, (xv) each Loan Origination Agreement listed on Schedule K (each, an "Origination Agreement"), (xvi) each Broker-Dealer Agreement listed on Schedule L (each, a "Broker-Dealer Agreement"), (xvii) each Market Agent Agreement listed on Schedule M (each, a "Market Agent Agreement"), (xviii) the Auction Agency Agreement, dated as of June 1, 2004 (the "Auction Agency Agreement"), among the Indenture Trustee, the Trust, The Bank of New York and FMDS, (xix) the Back-up Note Administration Agreement, dated as of June 10, 2004 (the "Back-up Note Administration Agreement"), among the Trust, FMDS, the Owner Trustee and the Indenture Trustee, (xx) the Base Prospectus, dated May 14, 2004 (the "Base Prospectus"), the related Preliminary Prospectus Supplement, dated May 14, 2004 (the "Preliminary Prospectus Supplement") and the related Prospectus Supplement, dated June 7, 2004 (together with the Preliminary Prospectus Supplement, the "Prospectus Supplement"; together with the Base Prospectus, the "Prospectus"), (xxi) Registration Statement No. 333-113336 filed with the U.S. Securities and Exchange Commission (the "Registration Statement"),
(xxii) the Grantor Trust Agreement, dated as of June 10, 2004 (the "Grantor Trust Agreement"), between the Depositor and U.S. Bank National Association (the "Grantor Trustee") creating NCF Grantor Trust 2004-1 (the "Grantor Trust"), and the Grantor Trust Certificates (the "Grantor Trust Certificates") issued pursuant thereto, (xxiii) the Certificate Purchase Agreement, dated as of June 10, 2004 (the "DB Certificate Purchase Agreement"), between the Depositor and Newport Funding Corp. (an "Initial Purchaser") and (xxiv) the Certificate Purchase Agreement, dated as of June 10, 2004, (the "UBS Certificate Purchase Agreement"; together with the DB Certificate Purchase Agreement, the "Certificate Purchase Agreements") between the Depositor and UBS Securities LLC (in such capacity an "Initial Purchaser"). Each Student Loan Purchase Agreement, each Pool Supplement, the Deposit and Sale Agreement, the Indenture, each Guaranty Agreement, each Deposit Agreement, the Security Agreement, each Custodial Agreement, each Servicing Agreement, each Servicer Consent Letter, the Trust Agreement, the Administration Agreement, the Underwriting Agreement, the Acknowledgment, the Structuring Agreement, each Origination Agreement, each Broker-Dealer Agreement, each Market Agent Agreement, the Auction Agency Agreement, the Back-up Note Administration Agreement, Grantor Trust Agreement, and the Certificate Purchase Agreements are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in Appendix A to the Indenture. This opinion is being delivered pursuant to Section 6 of the Underwriting Agreement.


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The National Collegiate Student Loan Trust 2004-1                        Page 3.
June 10, 2004


         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.


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The National Collegiate Student Loan Trust 2004-1                        Page 4.
June 10, 2004


         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware, Chapter 38 of Title 12 of the State of Delaware Code relating to the "Treatment of Delaware Statutory Trusts" (the "Delaware Statutory Trust Law") and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Trust has been legally formed under the laws of the State of Delaware and, based upon a certificate of good standing issued by that State, is validly existing as a statutory trust in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

         2. The Depositor has been legally formed under the laws of the State of Delaware and, based upon a certificate of good standing issued by that State, is validly existing as a limited liability company in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

         3. Each of the Agreements to which the Trust, FMC or the Depositor is a party has been duly authorized, executed and delivered by such party. The issuance, offer, sale and delivery of the Notes have been duly authorized by the Trust.

         4. Each of the Agreements to which the Trust, the Depositor, FMC or FMDS is a party (to the extent that the laws of the State of New York are designated therein as the governing law thereof), assuming the necessary authorization, execution and delivery thereof by the parties thereto (other than any party as to which we opine to that effect herein) and the enforceability thereof against the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Trust, the Depositor, FMC or FMDS, as the case may be.


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The National Collegiate Student Loan Trust 2004-1                        Page 5.
June 10, 2004


         5. The Notes, assuming the necessary authorization, execution, authentication and delivery thereof and payment therefor in accordance with the applicable Agreements, are valid and legally binding obligations under the laws of the State of New York, enforceable thereunder in accordance with their terms against the Trust, and are entitled to the benefits of the Indenture.

         6. With respect to each of the Trust, the Depositor, FMC and FMDS, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach or violation of its certificate of trust or trust agreement, certificate of formation or limited liability company agreement or certificate of incorporation or bylaws, as the case may be, (ii) to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) to our knowledge, any order of any United States federal or State of New York court, agency or other governmental body.

         7. With respect to each of the Trust, the Depositor and FMC, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it, which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

         8. With respect to each of the Trust, the Depositor and FMC, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation applicable to the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

         9. With respect to each of the Trust, the Depositor, FMC and FMDS, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation applicable to the Agreements.

         10. The statements made in the Base Prospectus and Prospectus Supplement under the heading "ERISA Considerations", to the extent that they constitute matters of United States federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Notes offered


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The National Collegiate Student Loan Trust 2004-1                        Page 6.
June 10, 2004


                  thereby, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         11. The Registration Statement has become effective under the 1933 Act. In that regard, this is to inform you that, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

         12. The Registration Statement as of its effective date, the date of the Prospectus Supplement and the date hereof, and the Base Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial and statistical information contained or incorporated by reference therein as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

         13. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Base Prospectus or to be filed as exhibits to the Registration Statement, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

         14. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended. Neither the Trust nor the Indenture Trust Estate created by the Indenture is an "investment company" or "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         15. Under ss. 3805(b) of the Delaware Statutory Trust Law, no creditor of any holder of an Owner Trust Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

         16. Under the Delaware Statutory Trust Law, the Trust is a separate legal entity and, assuming that the Student Loan Purchase Agreements, the related Pool Supplements and the Deposit and Sale Agreement convey good title to the Student Loans to the Trust as a true sale and not as a financing security arrangement, the Trust rather than a holder of an Owner Trust Certificate will hold whatever title to the Student Loans is conveyed to it pursuant to the Student Loan Purchase Agreements, the related Pool Supplements and the Deposit and Sale Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Student Loans.

         17. Each Owner Trust Certificate, assuming the necessary authorization, execution, authentication and delivery thereof and payment therefore in accordance with the



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The National Collegiate Student Loan Trust 2004-1                        Page 7.
June 10, 2004

                  applicable Agreements, has been duly executed by the Trust and is validly issued and entitled to the benefits of the Trust Agreement.

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.


                                              Very truly yours,



                                              /s/ Thacher Proffitt & Wood LLP









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                                   SCHEDULE A



Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004

UBS Securities LLC
1285 Avenue of the Americas, 11th Floor
New York, New York 10019

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Citigroup Global Markets Inc.
388 Greenwich Street, 35th Floor
New York, New York 10013

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's
55 Water Street, 40th Floor
New York, New York 10004

U.S. Bank National Association
Corporate Trust Services-SFS
One Federal Street, 3rd Floor
Boston, Massachusetts 02110

Wachovia Trust Company, National Association
One Rodney Square, 1st Floor
920 King Street
Wilmington, Delaware 19801